Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Form S-4-A3 of our report dated March 17, 2023 relating to the financial statements of Avanseus Holdings Pte. Ltd. as of December 31, 2022 and 2021 and to all references to our firm included in this registration statement.

Certified Public Accountants

Lakewood, CO

March 17, 2023